AMENDMENT NO. 2 and CONSENT

dated as of March 10, 2000

to

CREDIT AGREEMENT

Dated as of April 20, 1999

THIS AMENDMENT NO. 2 and Consent ("Amendment") is entered into as of March 10, 2000 by and among The Fairchild Corporation, a Delaware corporation (the "Borrower"), and the institutions identified on the signature pages hereof as Lenders. Capitalized terms used herein but not defined herein shall have the meanings provided in the Credit Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the Borrower and the Lenders and Issuing Banks are parties to that certain Credit Agreement dated as of April 20, 1999, as heretofore amended (together with the Exhibits and Schedules thereto, the "Credit Agreement"), pursuant to which the Lenders and Issuing Banks have agreed to provide certain financial accommodations to the Borrower; and

WHEREAS, the Borrower has requested certain amendments to Section 8.06 and Section 10.01(f) of the Credit Agreement and the consent of the Requisite Lenders with respect to the proposed sale of certain Real Property located in Santa Ana, California;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendment to Credit Agreement. Effective as of March 10, 2000, upon satisfaction of the conditions precedent set forth in Section 3 below, the Credit Agreement is hereby amended as follows:

1.1 Section 1.01 is amended to (i) delete the definitions of "Farmingdale Property" and "Unrestricted Subsidiaries Net Investment Amount" in their entirety and substitute the following therefor:

"Farmingdale Property" means the Real Property located in Farmingdale, New York identified on Schedule 1.01.1 attached hereto and made a part hereof, and all improvements thereto or thereon.

"Unrestricted Subsidiaries Net Investment Amount" means, as of any date of determination, the amount equal to sum of (i) the aggregate principal amount of all intercompany loans made to, and Accommodation Obligations incurred for the benefit of, all Unrestricted Subsidiaries by the Borrower and its Restricted Subsidiaries (without duplication) during the period commencing on the Closing Date and ending on such date of determination, plus (ii) the aggregate amount of all capital contributions (whether made in cash or property valued at its Fair Market Value at the time of contribution) made, directly or indirectly, by the Borrower to all Unrestricted Subsidiaries during the period commencing on the Closing Date and ending on such date of determination minus (a) the aggregate amount of all repayments in cash of principal of such intercompany loans made and the aforesaid Accommodation Obligations released after the Closing Date through such date of determination, and (b) all returns on capital paid in cash after the Closing Date through such date of determination, in respect of such capital contributions; provided, however, that in the case of dividends paid by an Unrestricted Subsidiary, the amount of such dividends shall not be included in the aforesaid calculation if the same are, or have ever been, included in the determination of EBITDA as provided in the definition of such term. For purposes of the aforesaid calculation, (1) no loans or capital contributions to any Technologies Company or repayments of loans or returns on capital paid in cash by any Technologies Company shall in any event be included in such calculation and (2) the subject Unrestricted Subsidiaries shall include all Unrestricted Subsidiaries (other than Technologies Companies) as of the time of determination after giving effect to the designation specified in the notice delivered under Section 8.06.

and (ii) to add the following definitions:

"Amendment No. 2" means that certain Amendment No. 2 and Consent to this Agreement dated as of March 10, 2000.

"Net Cash Proceeds of Sale of the Farmingdale Property" means cash proceeds (including cash, equivalents readily convertible into cash, and such proceeds of any notes received as consideration or any other non-cash consideration) from the sale, assignment or other disposition of (but not the lease of) the Farmingdale Property, net of (a) the costs of sale, assignment or other disposition, (b) any income, franchise, transfer or other tax liability arising from such transaction and (c) amounts applied to the repayment of Indebtedness (other than the Obligations) secured by a Lien permitted by Section 10.03 on the asset disposed of, whether such net proceeds arise from any individual sale, assignment or other disposition or from any group of related sales, assignments or other dispositions.

1.2 Section 4.01(b)(i)(B) is amended to delete the provisions thereof in their entirety and substitute the following therefor:

(B) The Borrower shall make or cause to be made a mandatory prepayment of the Obligations upon the Borrower's or any Subsidiary of the Borrower's receipt of (1) Net Cash Proceeds of Sale of Permitted Dispositions and Net Cash Proceeds of Sale of Banner Companies and/or (2) Net Cash Proceeds of Sale of the Farmingdale Property in an amount equal to (a) one hundred percent (100%) of the first $25,000,000 of Net Cash Proceeds of Sale of Permitted Dispositions, Net Cash Proceeds of Sale of Banner Companies and Net Cash Proceeds of Sale of the Farmingdale Property received and (b) fifty percent (50%) of the next $50,000,000 of Net Cash Proceeds of Sale of Permitted Dispositions, Net Cash Proceeds of Sale of Banner Companies received and Net Cash Proceeds of Sale of the Farmingdale Property.

1.3 Section 8.06 is amended to delete the provisions thereof in their entirety and substitute the following therefor:

8.06. Unrestricted Subsidiaries. The Borrower may designate, by written notice to the Collateral Agent, any of its Subsidiaries which is a Restricted Subsidiary, other than Kaynar, Banner and any Subsidiary which is part of the Operating Unit known as Fairchild Fasteners Group, as an Unrestricted Subsidiary at any time and from time to time; provided that at the time of such designation and after giving effect to the designation specified in such notice, (a) the Unrestricted Subsidiaries Net Investment Amount does not exceed $20,000,000 as of the date of any such designation, (b) no Event of Default or Potential Event of Default has occurred and is continuing unwaived, (c) on a pro forma basis, determined for the four (4) Fiscal Quarters immediately preceding the date of any such designation giving effect to such designation as though it had occurred on the first day of such four Fiscal Quarter period, no breach of any covenant included in Article XI would have occurred as evidenced by written confirmation of the calculation of the covenants included in Article XI for such period delivered to the Collateral Agent concurrent with the related notice of such designation, (d) the sum of (i) the amount of cash held by the Borrower and the Restricted Subsidiaries at such time after giving effect to such designation plus (ii) the amount of Availability at such time equals at least $25,000,000, (e) the Restricted Subsidiary the Borrower wishes to designate as an Unrestricted Subsidiary has no Subsidiary which is part of the Fairchild Fasteners Group Operating Unit or an Investment in a Person which is part of the Fairchild Fasteners Group Operating Unit and (f) the Collateral Agent has consented to such designation. For purposes of the aforesaid provisions, (A) the "date of designation" shall be deemed to be the date on which the Borrower's notice states that the subject Restricted Subsidiary shall become an Unrestricted Subsidiary and (B) no cash or Cash Equivalents on deposit in the Cash Collateral Account shall be included in the calculation described in clause (d) above. The designation of a Restricted Subsidiary as an Unrestricted Subsidiary as provided above shall have no retroactive effect on compliance with any provisions of this Agreement.

1.4 Section 10.01(f) is amended to delete the reference therein to "January 31, 2000" and substitute therefor "March 31, 2000".

1.5 Section 10.04 is amended to delete the provisions of clauses (d), (f), (j) and (k) thereof in their entirety and substitute the following therefor:

(d) Investments made on and after the effective date of Amendment No. 2 by the Borrower and Restricted Subsidiaries in connection with acquisitions of assets or equity Securities of any Person (other than the Technologies Companies) in an aggregate amount not to exceed $1,000,000 in cash or assumed Indebtedness; provided that:

(i) no Event of Default or Potential Event of Default has occurred and is continuing unwaived or, after giving effect to the making of any such Investment, no Potential Event of Default or Event of Default would occur and

(ii) on a pro forma basis, determined for the four (4) Fiscal Quarters immediately preceding any such Investment, giving effect to such Investment as though it occurred at the commencement of such four (4) Fiscal Quarter period, no breach of any covenant included in Article XI would have occurred;

(f) Intentionally omitted.

(j) Intentionally omitted.

(k) Investments in the form of capital contributions by the Borrower, directly or through Wholly-Owned Subsidiaries of the Borrower, in Banner Investments UK (i) in an amount not to exceed the Dollar equivalent of French Francs 910,000 in any calendar year for the express purpose of enabling Banner Investments UK to perform its obligations under the consulting agreement entered into by Banner Investments UK with Didier Beaupere in connection with the acquisition of SNEP S.A. and (ii) in addition to that permitted by clause (i) hereof, in an amount not to exceed $3,000,000 in the aggregate, in either instance, provided that no Event of Default shall have occurred and be continuing unwaived;

1.6 Section 10.07 is amended to add the following provision at the end thereof:

The Borrower shall not permit any Unrestricted Subsidiary which is an owner or operator of the Farmingdale Property to engage in any business other than that of owning, developing and operating such Farmingdale Property or Real Property adjacent thereto improved for use of a nature substantially similar to the Farmingdale Property.

1.7 Article X is amended to add the following provision as Section 10.16:

10.16. Net Cash Proceeds of Sale of the Farmingdale Property. The Borrower shall not, and shall not permit any of the Borrower's Subsidiaries to, use the Net Cash Proceeds of Sale of the Farmingdale Property for any purpose other than (a) to pay a dividend (directly or through intervening Subsidiaries) or repay intercompany Indebtedness owing to the Borrower or Restricted Subsidiaries to enable the Borrower to make the Designated Prepayment described in Section 4.01(b)(i)(B) upon receipt of Net Cash Proceeds of Sale of the Farmingdale Property, (b) to make Investments for the development and operation of the Farmingdale Property, and (c) to pay dividends (directly or through intervening Subsidiaries) to the Borrower or repay intercompany Indebtedness owing to the Borrower or Restricted Subsidiaries.

2. Consents.

2.1 The Collateral Agent hereby consents, subject to the satisfaction of the conditions set forth in Section 3 below, to the designation of Warthog, Inc. as an Unrestricted Subsidiary as of the date on which the Indebtedness permitted under Section 10.01(f) is incurred by Warthog, Inc., as the owner of the Farmingdale Property; provided that (i) a notice of designation of the Borrower in substantially the form attached hereto and made a part hereof and completed in all respects is delivered to the Collateral Agent on such date; (ii) all conditions set forth in Section 8.06 shall have been satisfied in full on such date of designation (i.e., the date on which Warthog, Inc. would become an Unrestricted Subsidiary as stated in such notice of designation) as provided therein and (iii) on the date on which Warthog, Inc. becomes an Unrestricted Subsidiary, it shall have paid a dividend in the amount of $15,000,000 to the Borrower and the Borrower shall have remitted the same to the Collateral Agent for application to the Revolving Credit Obligations outstanding on such date.

2.2 The Lenders a party hereto constituting at least the Requisite Lenders hereby consent to the sale by Fairchild Holding Corp. of the Real Property more particularly described on Schedule 1 attached hereto and made a part hereof; provided that (i) the gross cash consideration received in connection approximates $3,500,000, (ii) the Indebtedness owing by RHI Holdings, Inc. to Industrial Development Authority of the City of Santa Ana secured by such Real Property in the amount of $1,500,000 plus accrued and unpaid interest thereon is repaid in full from such cash consideration, and (iii) the balance of such cash consideration (including cash, equivalents readily convertible into cash, and such proceeds of any notes received as consideration or any other non-cash consideration), net of (a) the costs of sale, assignment or other disposition and (b) any income, franchise, transfer or other tax liability arising from such transaction, is remitted to the Collateral Agent for application as a Designated Prepayment to the Term Loan as provided in Section 4.01(b)(i)(A).

3. Conditions to Effectiveness. The provisions of this Amendment shall become effective as of March 10, 2000, upon receipt by the Collateral Agent, of (i) executed counterparts of this Amendment signed on behalf of the Borrower, the Requisite Lenders, and the Collateral Agent and (ii) a fee for the account of each Lender that executes and delivers this Amendment as and when aforesaid in an amount equal to 0.02% of the sum of such Lender's (a) Revolving Credit Commitment as of March 10, 2000 and (b) Term Loan outstanding as of March 10, 2000.

4. Representations, Warranties and Covenants.

4.1 The Borrower hereby represents and warrants that this Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Borrower and are enforceable against the Borrower in accordance with their terms.

4.2 The Borrower hereby represents and warrants that, before and after giving effect to this Amendment, no Event of Default or Potential Event of Default has occurred and is continuing.

4.3 The Borrower hereby reaffirms all agreements, covenants, representations and warranties made in the Credit Agreement, to the extent the same are not amended hereby, and made in the other Loan Documents to which it is a party; and agrees that all such agreements, covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment. To the extent the Credit Agreement is amended hereby to modify or add agreements, covenants and/or representations and warranties, such agreements, covenants and/or representations and warranties are made as of the date on which this Amendment becomes effective with respect thereto.

5. Reference to and Effect on the Credit Agreement.

5.1 Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.

5.2 Except as specifically amended above, the Credit Agreement shall remain in full force and effect, and is hereby ratified and confirmed.

5.3 The execution, delivery, and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Collateral Agent or Lenders, or constitute a waiver of any provision of any of the Loan Documents.

6. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

8. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

THE FAIRCHILD CORPORATION CITICORP USA, INC., as

a Lender and as Collateral Agent

Karen L. Schneckenburger Suzanne Crymes

Vice President & Treasurer Vice President

BOEING CAPITAL CORPORATION BANK OF AMERICA, N.A.

James C. Hammersmith Michael R. Heredia

Senior Documentation Officer Senior Vice President

CITIBANK, N.A. CREDIT SUISSE FIRST BOSTON

Claudio Phillips Bill O'Daly Kristin Lepri

Vice President/Managing Director Vice President Associate

CREDIT INDUSTRIEL ET CREDIT AGRICOLE INDOSUEZ

COMMERCIAL

Brian O'Leary Anthony Rock Richard Drennan Charles Hiatt

Vice President Vice President Vice President Vice President/Manager

SEQUILS 1, LTD. CRESCENT/MACH I PARTNERS, L.P.
Mark L. Gold Justin L. Driscoll Mark L. Gold

Managing Director Sr. Vice President Managing Director

FRANKLIN FLOATING RATE TRUST OPPENHEIMER SENIOR FLOATING

RATE FUND

Chauncy Lufkin David Foxhoven

Vice President A.V.P.

HIGHLAND CLO 1999-1 LTD. HIGHLAND LEGACY LIMITED

By___________________________ By____________________________

Name: Name:

Title: Title:

KZH WATERSIDE LLC KZH SHOSHONE LLC

Peter Chin Peter Chin

Authorized Agent Authorized Agent

MERRILL LYNCH PRIME RATE MERRILL LYNCH SENIOR FLOATING

PORTFOLIO RATE FUND, INC.

Colleen M. Cunniffe Colleen M. Cunniffe

Authorized Signatory Authorized Signatory

MERILL LYNCH SENIOR FLOATING MORGAN STANLEY DEAN WITTER

RATE FUND II, INC. PRIME INCOME TRUST

Colleen M. Cunniffe Peter Gewirtz

Authorized Signatory Vice President

NATEXIS BANK NUVEEN SENIOR FLOATING RATE FUND

Pieter J. van Tulder By_____________________________

VP and Manager Name:

Title:

Christian Dirringer

Assistant Vice President

OAK MOUNTAIN LIMITED PROVIDENT BANK OF MARYLAND

Kenneth G. Ostmann Jennifer L. Kissner

Vice President Commercial Banking Officer

RIGGS BANK

Douglas H. Klamfoth

Vice President

SENIOR DEBT PORTFOLIO SRV-HIGHLAND, INC.
By Boston Management and Research By Highland Capital Management, as

as Investment Adviser Investment Advisor

Payson F. Swaffield By:________________________________

Vice President Name:

Title:

THE FIRST NATIONAL BANK OF VAN KAMPEN SENIOR FLOATING

CHICAGO RATE FUND

By Van Kampen Investment Advisory Corp.

By___________________________ Darvin D. Pierce

Name: Vice President

Title:

VAN KAMPEN PRIME RATE INCOME VAN KAMPEN CLO II, LIMITED

TRUST By Van Kampen Management, Inc.,

By Van Kampen Investment Advisory Corp. as Collateral Manager

Darvin D. Pierce Darvin D. Pierce

Vice President Vice President

ATTACHMENT

to

Amendment No. 2 and Consent

dated as of March 10, 2000

Form of Notice of Designation

(Attached)

SCHEDULE 1

to

Amendment No. 2 and Consent

dated as of March 10, 2000

Real Estate Description

3130 W. Harvard Street, Santa Ana, California

Parcel 1: Lots 11 and 12 of Tract No. 3561, in the City of Santa Ana, County of Orange, State of California, as per map recorded in Book 142, Pages 27 to 29 inclusive of Miscellaneous Maps, in the Office of the County Recorder of said County.

Parcel 2: Parcel 3, in the City of Santa Ana, County of Orange, State of California, as shown on a Map filed in Book 64, Page 37 of Parcel Maps, in the Office of the County Recorder of said County.